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                                                               Exhibit (a)(1)(E)
                                                               -----------------


                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      of

                     National Discount Brokers Group, Inc.

                                      at

                             $49.00 Net Per Share

                                      by

                          Deutsche Acquisition Corp.

                      an indirect wholly owned subsidiary

                                      of

                               Deutsche Bank AG

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, NOVEMBER 21, 2000, UNLESS THE OFFER IS EXTENDED.


                                                               October 24, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated October 24, 2000 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal," which together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer") relating to the offer by Deutsche Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Deutsche Bank AG, a banking company with limited liability organized under the laws of the Federal Republic of Germany ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share ("Shares"), of National Discount Brokers Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $49.00 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company.

     We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

   Please note the following:

       1. The offer price is $49.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

       2. The Offer is being made for all outstanding Shares.

       3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 11, 2000, as amended (the "Merger Agreement"), among Parent, Purchaser and the Company pursuant to which, following the consummation of the Offer and in accordance with the Delaware General Corporation Law, and subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as a wholly owned subsidiary of Parent.

       4. The Board of Directors of the Company (other than Parent's representative, who was absent and did not vote) unanimously approved the Offer and the Merger and determined that the Merger
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  Agreement and the transactions contemplated therein, including the Offer and the Merger, are advisable and fair to, and in the best interests of, the Company's stockholders (other than Parent and its wholly owned subsidiaries) and recommends that such stockholders accept the Offer and, if stockholder approval of the Merger is required by law, vote for the approval and adoption of the Merger Agreement.

       5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares then beneficially owned by Purchaser or Parent or any of their respective affiliates, represents at least a majority of the total number of outstanding Shares on a fully diluted basis. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Section 12, "Certain Conditions of the Offer," of the Offer to Purchase.

       6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

       7. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, November 21, 2000, unless the Offer is extended.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is made solely by the Offer to Purchase and the Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by Deutsche Bank Securities Inc. (the Dealer Manager), or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.


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

                       Instructions with Respect to the

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      of

                     National Discount Broker Group, Inc.

                                      by

                          Deutsche Acquisition Corp.

                      an indirect wholly owned subsidiary

                                      of

                               Deutsche Bank AG

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated October 24, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer") in connection with the offer by Deutsche Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Deutsche Bank AG, a banking company with limited liability organized under the laws of the Federal Republic of Germany, to purchase all outstanding shares of common stock, par value $.01 per share ("Shares"), of National Discount Broker Group, Inc., a Delaware corporation, at a purchase price of $49.00 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

      Number of Shares to Be Tendered:__ Shares*

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                                             Sign Below

 Account Number:____________________      Signature(s)_______________________

 Dated:______________________ , 2000      ___________________________________
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                         Please Type or Print Name(s)
 ---------------------------------------------------------------------------
                     Please Type or Print Address(es) Here
 ---------------------------------------------------------------------------
                        Area Code and Telephone Number
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             Taxpayer Identification or Social Security Number(s)
 --------
 * Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.


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